Exhibit 99.1

McEwen Copper: Los Azules – New Assay Results

Significant Infill Intercepts

231 m of 0.97% Cu, including 188 m of 1.09% Cu (AZ22182A)

550 m of 0.50% Cu, including 216 m of 0.72% Cu (AZ23196)

TORONTO, May 4, 2023 (GLOBE NEWSWIRE) -- McEwen Copper Inc., 52%-owned by McEwen Mining Inc. (NYSE: MUX) (TSX: MUX), today reports the latest assay results from Los Azules, where an ongoing infill drilling program continues to delineate copper mineralization in the core of the deposit. Infill drilling serves several purposes: providing better data density to upgrade confidence in the mineral resources, providing material and data for metallurgical, geotechnical, and hydrological studies, and potentially defining higher grade mineralization by drilling inclined holes across vertical structures (such as breccias).

Located in San Juan, Argentina, the Los Azules Project has many features comparable to world-class copper-gold deposits in South America, including a thick blanket of higher-grade Enriched mineralization.

Highlights

•	Hole AZ22182A intercepted an Enriched zone of 231 m of 0.97% Cu (est. true thickness) and a Primary zone with mineralization that remains "open" at depth.

•	Hole AZ23196, returned an overall intercept of 550 m of 0.50% Cu (est. true thickness) and included 216 m of 0.72% Cu within the Enriched zone portion.

•	Drilling completed during the current season to April 30th stands at 32,758 m in 125 holes, having exceeded the 25,000 meters initially planned. Drilling will continue until the end of the field season in May and will resume in October, at the end of winter in Argentina.

“It is remarkable to think that 30% of the total number of meters drilled into our Los Azules deposit were completed in the past seven months,” commented Michael Meding, Vice President and General Manager of McEwen Copper. “It’s a credit to our dedicated team from San Juan.”

Table 1 summarizes recent copper (Cu), gold (Au) and silver (Ag) assay results.

Figure 1 presents a plan view of the location of four sections and the holes reported. Adjacent cross sections are located 50 m apart from each other, starting with the lowest numbered section at the south end of the deposit and progressing to the north.

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Table 1 – Recent Los Azules Drilling Results

Hole-ID	Section	Predominant Mineral Zone	From (m)	To (m)	Length (m)	Cu %	Au (g/t)	Ag (g/t)	Comment
AZ23195	24	Total	136.0	1,076.0	940.0	0.05	0.01	0.97
		Enriched	136.0	355.0	219.0	0.05	0.00	0.49
		Primary	355.0	1,076.0	721.0	0.05	0.01	1.12
AZ23203	32	Total	138.0	313.9	175.9	0.52	0.04	0.59
		Enriched	138.0	313.9	175.9	0.52	0.04	0.59
AZ22182A	35	Total	55.0	302.6	247.6	0.94	0.08	3.08
		Enriched	55.0	286.0	231.0	0.97	0.09	1.46	Incl. 188 m of 1.09% Cu
		Primary	286.0	302.6	16.6	0.55	0.03	25.57
AZ23202	41	Total	64.5	329.7	265.2	0.43	0.07	1.72
		Enriched	64.5	186.0	121.5	0.48	0.05	1.37	Incl. 98 m of 0.59% Cu
		Primary	186.0	329.7	143.7	0.38	0.08	2.01
AZ23196	43	Total	60.0	610.0	550.0	0.50	0.05	1.38
		Enriched	60.0	546.0	486.0	0.52	0.06	1.38	Incl. 216 m of 0.72% Cu
		Primary	546.0	610.0	64.0	0.38	0.03	1.36
AZ23201	45	Total	84.0	464.5	380.5	0.56	0.05	1.14
		Enriched	84.0	270.0	186.0	0.52	0.04	0.62
		Primary	270.0	464.5	194.5	0.59	0.07	1.64	Incl. 96 m of 0.82% Cu
AZ23198	47	Total	61.0	469.0	408.0	0.56	0.08	2.54
		Enriched	61.0	469.0	408.0	0.56	0.08	2.54	Incl. 176 m of 0.8% Cu
AZ23207A	47	Total	74.0	591.0	517.0	0.43	0.14	1.71
		Enriched	74.0	496.0	422.0	0.47	0.16	1.85	Incl. 176 m of 0.55% Cu
		Primary	496.0	591.0	95.0	0.27	0.03	1.08
AZ23208	47	Total	88.0	308.0	220.0	0.31	0.01	0.28
		Enriched	88.0	260.0	172.0	0.34	0.01	0.25	Incl. 106 m of 0.41% Cu
		Primary	260.0	308.0	48.0	0.18	0.00	0.39
AZ23197	49	Total	72.0	379.4	307.4	0.29	0.01	0.32
		Enriched	72.0	358.0	286.0	0.30	0.01	0.33
		Primary	358.0	379.4	21.4	0.14	0.00	0.25

Results are summarized in four schematic cross sections (Figures 2 to 5), which include simplified interpretations of the Overburden, Leached, Enriched and Primary zones. The Enriched mineral zone refers to the enrichment of a copper deposit by precipitation-derived water circulation that carries copper minerals downward through the rocks to accumulate in a thick, often horizontal “blanket”. Immediately above the Enriched zone is the Leached zone, from which copper was removed and transported. Weathering and oxidation often aid in this process. Below the Enriched zone, the Primary (or Hypogene) zone is formed by ascending copper-rich thermal fluids having a much deeper magmatic origin. The green line indicates the pit floor of the 30-year pit shell from the 2017 NI 43-101 Preliminary Economic Assessment (PEA).

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Figure 1 – Plan View Location of Cross-sections and Drill Holes in the Deposit

Figure 2 highlights a 231 m interval in the Enriched zone grading 0.97% Cu (AZ22182A), including 188 m grading 1.09% Cu within the center of the section. Drilling on this section is more limited laterally and has not tested the Primary zone beyond a 16.6 m interval, which graded 0.55% Cu. The interpretation of the mineral zones is supported by the definition drilling completed 50 m away on Section 36 (not shown) during the 2022 portion of the program.

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Figure 2 - Section 35 - Drilling, Mineralized Zones and 30-year PEA Pit (Looking North)

Figure 3 - Section 43 - Drilling, Mineralized Zones and 30-year PEA Pit (Looking North)

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Figure 3 presents an overall 550 m intercept of 0.50% Cu (AZ23196). Its Enriched zone measures 486 m of 0.52% Cu, including a 216 m sub-interval of 0.72% Cu. These values correlate well with nearby holes, such as AZ22176 with 226 m grading 0.87% Cu (including 96 m grading 1.13% Cu) and hole AZ22169, with 262 m grading 0.55% Cu (including 74 m grading 0.93% Cu). Both intervals correspond to the Enriched zone, which is interpreted to have a true thickness of 200 m to 250 m. Copper mineralization is tested with limited drilling at depth on this section.

Figure 4 highlights 186 m grading 0.52% Cu, including 78 m of 0.64% Cu (AZ23201) in the Enriched zone. The hole continues in the Primary zone with a 195 m section grading 0.59 % Cu and remains open at depth. The nearby previously released hole AZ22171 showcases 341 m grading 0.53% Cu, including 88 m grading 1.06% Cu in the Enriched zone and the hole ending in 35.2 m grading 0.27% Cu in the Primary zone.

Figure 4 - Section 45 - Drilling, Mineralized Zones and 30-year PEA Pit (Looking North)

Figure 5 profiles hole AZ23198 in the Enriched zone with a 408 m interval grading 0.56% Cu, including 176 m with 0.80% Cu. When compared with nearby hole AZ1060A with a significant 211 m section grading 0.55% Cu, hole AZ23198 shows higher initial grades at the top of the Enriched zone.

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Figure 5 – Section 47 - Drilling, Mineralized Zones and 30-year PEA Pit (Looking North)

Technical information

The technical content of this press release has been reviewed and approved by Stephen McGibbon, P. Geo., McEwen Mining's Senior Consulting Geologist, and a qualified person as defined by NI 43-101.

All samples were collected in accordance with generally accepted industry standards. Drill core samples, usually taken at 2 m intervals, were split and submitted to the Alex Stewart International laboratory located in the Province of Mendoza, Argentina, for the following assays: gold determination using fire fusion assay and an atomic absorption spectroscopy finish (Au4-30); a 39 multi-element suite using ICP-OES analysis (ICP-AR 39); copper content determination using a sequential copper analysis (Cu-Sequential LM-140). An additional 19-element analysis (ICP-ORE) was performed for samples with high sulphide content.

The company conducts a Quality Assurance/Quality Control program in accordance with NI 43-101 and industry best practices using a combination of standards and blanks on approximately one out of every 25 samples. Results are monitored as final certificates are received, and any re-assay requests are sent back immediately. Pulp and preparation sample analyses are also performed as part of the QAQC process. Approximately 5% of the sample pulps are sent to a secondary laboratory for control purposes. In addition, the laboratory performs its own internal QAQC checks, with results made available on certificates for Company review.

Link to drill results, locations and lengths of drillhole collars corresponding to January 2023 through April 2023 at Los Azules:

https://www.mcewenmining.com/files/doc_news/archive/2023/2023-05LA/2023-05LA-AssayResults-HoleLocations.xls

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Table 2 – Hole Locations and Lengths for Los Azules Drilling Results

HOLE-ID	Azimuth	Dip	Length	Loc X	Loc Y	Loc Z
AZ22182A	250	-74	302.6	2383376	6559139	3648
AZ23195	0	-90	1,076.0	2382332	6558193	3944
AZ23196	70	-69	610.0	2383022	6559436	3636
AZ23197	250	-71	379.4	2382741	6559653	3621
AZ23198	70	-80	469.0	2383206	6559702	3630
AZ23201	70	74	464.5	2382953	6559518	3629
AZ23202	70	-85	329.7	2383086	6559353	3640
AZ23203	66	-74	313.9	2383294	6558950	3667
AZ23207A	250	-62	591.0	2383200	6559703	3630
AZ23208	250	-82	308.0	2382841	6559583	3618
Coordinates listed in Table 2 based on Gauss Kruger - POSGAR 94 Zone 2

ABOUT MCEWEN MINING

McEwen Mining is a gold and silver producer with operations in Nevada, Canada, Mexico and Argentina. In addition, it has large exposure to copper through its 52% ownership of McEwen Copper which owns the large, advanced stage Los Azules copper project in Argentina. The Company’s goal is to improve the productivity and extend the life of its mines with the objective of increasing its share value and price and providing a yield. Rob McEwen, Chairman and Chief Owner, has personal investment in the company of US$220 million. His annual salary is US$1.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2022 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

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